PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated December 19, 2022)	File No. 333-259692

CHINA JO-JO DRUGSTORES, INC.

1,750,000 Shares of Ordinary Shares

Warrants to Purchase up to 5,250,000 Ordinary Shares

5,250,000 Ordinary Shares Issuable upon Exercise of the Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering directly to several investors 1,750,000 ordinary shares, par value $0.012 (the “Ordinary Shares”) at a purchase price of $1.50 per share, and warrants to purchase up to an aggregate of 5,250,000 ordinary shares at an exercise price of $2.50 per share (the “Warrants”). The Warrants are exercisable immediately following the date of issuance and are exercisable by the holders at any time during the three-year period following the date on which they are initially issued. We have not retained a broker, dealer, underwriter or placement agent with respect to this offering and therefore are not paying any underwriting discounts or commissions.

Our ordinary shares trades on the Nasdaq Capital Market under the symbol “CJJD.” The last reported sale price of our ordinary shares on the Nasdaq Capital Market on January 19, 2023 was $2.49 per share.

As of January 20, 2023, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $112,509,408 based on 18,616,064 shares of outstanding ordinary shares, of which 2,791,956 shares were held by affiliates as of such date, and a price of $7.11 per share, which was the last reported sale price of our ordinary shares as reported by the Nasdaq Capital Market on December 12, 2022. Accordingly, we are not subject to the limitations set forth in General Instruction I.B.5 of Form F-3.

	Per Share	Total
Offering price	$1.50	$2,625,000.00

We are a holding company incorporated in the Cayman Islands and are not a Chinese operating company. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our PRC subsidiaries, the variable interest entities, or VIEs, and subsidiaries of VIEs in the People’s Republic of China. We do not have any equity ownership of the VIEs, instead, we receive the economic benefits of the VIEs, are the primary beneficiary for accounting purposes, and consolidate VIEs’ financial statements through the VIE Agreements to the extent we have satisfied the conditions for consolidation of the VIEs under U.S. GAAP. We, through contractual agreements, establish the VIE structure to provide exposure to foreign investment in such Chinese-based companies where Chinese law prohibits direct foreign investment in the operating companies, and that investors may never directly hold equity interests in the Chinese operating entities.

Because we do not directly hold equity interests in the VIEs and their subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership of Internet companies, regulatory review of overseas listing of PRC companies through special purpose vehicles, and the validity and enforcement of the contractual arrangements among WFOEs, the VIEs and their shareholders. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our ordinary shares may depreciate significantly.

Additionally, we are subject to certain legal and operational risks associated with the VIEs’ operations in China, the risk being discussed could result in the value of our securities to significantly decline or be worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIEs’ operations, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Rules and regulations in China can change quickly with little advance notice. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. These contractual agreements have not been tested in a court of law. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. In addition, conducting the operations through contractual agreements may not be as effective as direct equity ownership, the VIEs and their shareholders may be unwilling or unable to perform its contractual obligations under our commercial agreements. Consequently, we would not be able to conduct our operations in the manner currently planned. We consolidate the VIEs financial statements and are their primary beneficiaries for accounting purposes to the extent we satisfy the conditions for consolidation of the VIEs under U.S. GAAP, therefore, we may not succeed in enforcing our rights under them insofar as our contractual rights and legal remedies under PRC law are inadequate. In addition, the VIEs may seek to renew their agreements on terms that are disadvantageous to us. If we are unable to renew these agreements on favorable terms when these agreements expire or enter into similar agreements with other parties, our business may not be able to operate or expand, and our operating expenses may significantly increase.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, and that as a result, the time before our securities may be prohibited from trading or delisted would be reduced. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. Our auditor is headquartered in Irvine, California and will be inspected by the PCAOB on a regular basis. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. It remains unclear what the SEC’s implementation process will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). The market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus supplement and the accompanying prospectus, before you invest.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about January 20, 2023.

The date of this prospectus supplement is January 20, 2023

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated January 20, 2023, are part of a registration statement on Form F-3 (File No. 333-259692) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus that we may authorize to be provided to you. We have not, and the placement agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” and similar words, although some forward-looking statements are expressed differently.

Any forward looking statements contained in this prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the fiscal year ended March 31, 2022, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our risk factors (as provided for herein and incorporated by reference), financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. You should carefully read the information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with information different from that contained in this prospectus supplement. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of our securities.

Unless the context otherwise requires, the terms “CJJD,” “the Company,” “we,” “us,” and “our” in this prospectus supplement each refer to China Jo-Jo Drugstores, Inc., our subsidiaries, and our consolidated entities. “China” and the “PRC” refer to the People’s Republic of China.

The Company

We are a retailer and distributor of pharmaceutical and other healthcare products typically found in retail pharmacies in the People’s Republic of China (“PRC” or “China”). Prior to acquiring Zhejiang Jiuxin Medicine Co., Ltd. (“Jiuxin Medicine”) in August 2011 (see “Our Corporate History and Structure - HJ Group” below), we were primarily a retail pharmacy operator. the Company, through its own retail drugstores, wholesale distributor and online pharmacy, is a leading retailer and wholesale distributor of pharmaceutical and healthcare products in China.

Our Business

Our primary business is online and offline retailer and wholesale distribution of pharmaceutical and other healthcare products in the People’s Republic of China (“PRC” or “China”). We currently have one hundred and eleven (111) pharmacies under the store brand “Jiuzhou Grand Pharmacy” in Hangzhou city. As of March 31, 2022, we acquired four single drugstores in fiscal 2022. After the acquisition, we liquidated them and then opened four new stores with the four licenses of local government medical insurance reimbursement program. On the other side, we have been concentrating on new stores within Hangzhou metropolitan area and opened eleven stores in the fiscal year 2022. We currently operate in four business segments in China: (1) retail drugstores, (2) online pharmacy, (3) wholesale business selling products similar to those we carry in our pharmacies, and (4) farming and selling herbs used for traditional Chinese medicine (“TCM”). All of the above business are performed in China with no other international sales. Our stores provide customers with a wide variety of pharmaceutical products, including prescription and over-the-counter (“OTC”) drugs, nutritional supplements, TCM, personal and family care products, and medical devices, as well as convenience products, including consumable, seasonal, and promotional items. Additionally, we have licensed doctors of both western medicine and TCM on site for consultation, examination and treatment of common ailments at scheduled hours. Four (4) stores have adjacent medical clinics offering urgent care (to provide treatment for minor ailments such as sprains, minor lacerations, and dizziness that can be treated on an outpatient basis), TCM (including acupuncture, therapeutic massage, and cupping) and minor outpatient surgical treatments (such as suturing).

We operate a wholesale business through Jiuxin Medicine distributing third-party pharmaceutical products (similar to those carried by our pharmacies) primarily to trading companies and other local drugstores in China. We also farm certain herbs used in TCM but have not made sales in the year ended March 31, 2022.

Amidst COVID-19 outbreak, we experienced a decline in the number of customer visits. To avoid face-to-face contact, customers tend to shop online. In order to keep pace with customers’ change in their ways of shopping, we strengthened our O2O service team, which takes orders online, i.e. via mobile phone app, and delivers products to local community from our stores. As the zero-case policy officially came to an end, people now work and live as normal. We believe the number of customer visits will gradually increase and finally be comparable to the number before the COVID-19 outbreak. At the same time, our online stores can supplement with offline drugstores and attract more customers.

We operate our pharmacies (including the medical clinics) through the following companies in China that we control through contractual arrangements:

●	Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”), which we control contractually, operates our “Jiuzhou Grand Pharmacy” stores;

●	Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership) (“Jiuzhou Clinic”), which we control contractually, operates one (1) of our two (2) medical clinics; and

●	Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd. (“Jiuzhou Service”), which we control contractually, operates our other medical clinics.

Our offline retail business also includes four medical clinics through Jiuzhou Clinic and Jiuzhou Service, both of which are managed by the Company through contractual arrangements. On January 29, 2021, the Company bought back the 10% of Jiuxin Medicine for a total price of $77,410 (RMB507,760). In May 2016, Hangzhou Shouantang Bio-technology Co., Ltd. (“Shouantang Bio”) set up and held 49% of Hangzhou Kahamadi Bio-technology Co., Ltd. (“Kahamadi Bio”), a joint venture specialized in brand name development for nutritional supplements. In 2018, Jiuzhou Pharmacy invested a total of $741,540 (RMB 5,100,000) in and held 51% of Zhejiang Jiuzhou Linjia Medical Investment and Management Co. Ltd (“Linjia Medical”), which ceased its operations as of the date of March 31, 2021. On January 2021, Lin’An Jiuzhou Pharmacy Co., Ltd was sold to two individuals for total proceeds of $121,963 (RMB800,000).

We currently conduct our online retail pharmacy business through Jiuzhou Pharmacy, which holds our online pharmacy license.

Our wholesale business is primarily conducted through Zhejiang Jiuxin Medicine Co., Ltd. (“Jiuxin Medicine”), which is licensed to distribute prescription and non-prescription pharmaceutical products throughout China. Jiuzhou Pharmacy acquired Jiuxin Medicine on August 25, 2011. On April 20, 2018, 10% of Jiuxin Medicine shares were sold to Hangzhou Kangzhou Biotech Co. Ltd. for a total proceeds of $79,625 (RMB 507,760). On January 29, 2021, the Company bought back the 10% of Jiuxin Medicine for a total price of $77,410 (RMB507,760).

Our herb farming business is conducted by Hangzhou Qianhong Agriculture Development Co., Ltd. (“Qianhong Agriculture”), a wholly-owned subsidiary of Jiuxin Management, which operates a cultivation project of herbal plants used for TCM. Due to the complexity of the cultivation business, Qianhong Agriculture has not grown herbs in the fiscal year of 2022.

The Offering

Ordinary Shares offered by us	1,750,000 shares

Ordinary Shares to be outstanding after this offering	20,366,064 Shares

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-6.

Warrants offered by us	We are selling to the purchasers of ordinary shares in this offering warrants to purchase up to 300% of the number of shares of our ordinary shares purchased by such investors in this offering, or up to 5,250,000 warrants. We will receive gross proceeds from the sale of these warrants solely to the extent that such warrants are exercised for cash. The warrants will be exercisable immediately after the issuance date at an exercise price of $2.50 per share and will expire three (3) years from the date of initial issuance date. At any time after the issuance date of the warrants, the holder may exercise the warrants in whole or in part on a cashless basis..

Market for the Shares	Our ordinary shares are quoted and traded on the Nasdaq Capital Market under the symbol “CJJD.”

Risk factors	You should read the “Risk Factors” section on page S-4 of this prospectus supplement, the “Risk Factors” section on page 16 of the accompanying prospectus, and the “Risk Factors” section in our Annual Report on Form 20-F for the year ended March 31, 2022, for a discussion of factors to consider before deciding to purchase our securities.

The number of shares of our ordinary shares to be outstanding after this offering (20,366,064) is based on the actual number of shares outstanding as of January 17, 2023, which was 18,616,064, and does not include, as of that date:

●	4,854,006 shares being held in reserve by the Company for its future issuance of shares underlying the warrants and/or options that were outstanding immediately prior to the date hereto;

●	5,250,000 shares issuable upon the exercise of the Warrants; and

●	58,379 shares available for future issuance under our equity incentive plans.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes the above.

RISK FACTORS

An investment in our shares of ordinary shares involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including under the caption “Risk Factors” in our most recent annual report on Form 20-F for the fiscal year ended March 31, 2022, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Exchange Act.

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

The Holding Foreign Companies Accountable Act, or the HFCAA, and the related regulations continue to evolve. Further implementations and interpretations of or amendments to the HFCAA or the related regulations, or a PCAOB determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in mainland China.

On April 21, 2020, SEC released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets. On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the Company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCAA”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the Company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over the counter trading market in the U.S. On December 18, 2020, the HFCAA was signed into law. The HFCAA has since then been subject to amendments by the U.S. Congress and interpretations and rulemaking by the SEC.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which proposes to reduce the period of time for foreign companies to comply with PCAOB audits from three to two consecutive years, thus reducing the time period before the securities of such foreign companies may be prohibited from trading or delisted. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law.

On December 16, 2021, PCAOB announced the PCAOB HFCAA determinations relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. The inability of the PCAOB to conduct inspections of auditors in China made it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in issuers operating in China to lose confidence in such issuers’ procedures and reported financial information and the quality of financial statements.

Our auditor, YCM CPA, Inc., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in Irvine, California, and is subject to inspection by the PCAOB on a regular basis with the last inspection in 2020. As of the date of this prospectus, our auditor is not among the firms listed on the PCAOB Determination List issued in December 2021.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China (together, the “PRC Authorities”). The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB announced in its 2022 HFCAA Determination Report (the “2022 Report”) its determination that the PCAOB was able to secure complete access to inspect and investigate audit firms in the People’s Republic of China (PRC), and the PCAOB Board voted to vacate previous determinations to the contrary. According to the 2022 Report, this determination was reached after the PCAOB had thoroughly tested compliance with every aspect of the Protocol necessary to determine complete access, including on-site inspections and investigations in a manner fully consistent with the PCAOB’s methodology and approach in the U.S. and globally. According to the 2022 Report, the PRC Authorities had fully assisted and cooperated with the PCAOB in carrying out the inspections and investigations according to the Protocol, and have agreed to continue to assist the PCAOB’s investigations and inspections in the future. The PCAOB may reassess its determinations and issue new determinations consistent with the HFCAA at any time.

Further developments related to the HFCAA could add uncertainties to our offering. We cannot assure you what further actions the SEC, the PCAOB or the stock exchanges will take to address these issues and what impact such actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement. Such a delisting would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and would have a negative impact on the price of our ordinary shares.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $2.6 million.

If all of the Warrants that are being issued to the investors are fully exercised for cash, we would receive additional aggregate proceeds of approximately $13.1 million. We will not receive any proceeds from the sale of ordinary shares issuable upon exercise of the Warrants that we are offering unless and until such Warrants are exercised.

We intend to use the net proceeds from this offering for general corporate purposes and working capital, including for general and administrative expenses, and potential ordinary course acquisitions of technologies that complement our business.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities and competitive developments. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors. Subject to any agreed upon contractual restrictions under the terms of the purchase agreement, our management will have some discretion in the application of the net proceeds from this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for purposes that may not result in our being profitable or increase our market value.

Dilution

There is no dilution of the investors’ equity interests.

Capitalization

The following table sets forth our capitalization as of March 31, 2022 and September 30, 2022:

●	on an actual basis; and

●	on an as adjusted through January 20, 2023 giving effect to (i) the exercise of 270,001 warrants sold in the registered direct offering on April 15, 2019 at an exercise price of $37.5 per warrant, (ii) the exercise of 337,500 warrants sold in the registered offering on June 3, 2020 at an exercise price of $30.84 per warrant, (iii) the sale of 1,000,000 ordinary shares in a private placement that closed on August 3, 2022 at an offering price of $1.50 per share, (iv) the cashless exercise of 1,000,000 warrants sold in such closing on December 12, 2022, (v) the sale of 3,200,000 ordinary shares in a private placement that closed on October 11, 2022 at an offering price of $1.00 per share, (vi) the cashless exercise of 9,600,000 warrants sold in such closing on December 12, 2022, (vii) the sale of 1,750,000 ordinary shares in this offering at an assumed offering price of $1.50 per share, (xiii) the exercise of 5,250,000 warrants sold in such closing at an exercise price of $2.50 per warrant, (iv) 850,000 and 2,150,000 ordinary shares issued to employees for their services under the 2010 employee stock compensation plan in April and December 2022, respectively.

The pro forma information below is illustrative only. You should read this table in conjunction with our financial statements and notes thereto included in this prospectus.

	As of March 31,
	2022
	Actual	Adjusted
Long-term debt	$9,197,027	$9,197,027
Shareholders’ equity:
Preferred stock; $0.001 par value; 10,000,000 shares authorized; nil issued and outstanding	-	-
Ordinary Shares; $0.012 par value; 250,000,000 shares authorized;3,479,316 shares issued and outstanding	41,752	293,586
Additional Paid-in Capital	66,516,033	114,986,786
Statutory reserves	1,309,109	1,309,109
Accumulated deficit	(48,134,493)	(58,494,493)
Accumulated Other Comprehensive Income	4,352,992	4,352,992
Total shareholders’ equity	24,085,393	62,447,980
Noncontrolling interests	(1,346,607)	(1,346,607)
Total Equity	22,738,786	61,101,373

	As of September 30,
	2022 (Unaudited)
	Actual	Adjusted
Long-term debt	$8,471,257	$8,471,257
Shareholders’ equity:
Preferred stock; $0.001 par value; 10,000,000 shares authorized; nil issued and outstanding	-	-
Ordinary Shares; $0.012 par value; 500,000,000 shares authorized;5,337,360 shares issued and outstanding	64,049	293,683
Additional Paid-in Capital	69,710,736	114,986,689
Statutory reserves	1,309,109	1,309,109
Accumulated deficit	(48,729,274)	(57,372,274)
Accumulated Other Comprehensive Income	924,834	924,834
Total shareholders’ equity	23,279,454	60,142,041
Noncontrolling interests	(1,346,860)	(1,346,860)
Total Equity	21,932,594	58,795,181

SALE OF WARRANTS

Concurrently with the sale of the Ordinary Shares in this offering, we also expect to issue and sell to the investors warrants to purchase up to an aggregate of 5,250,000 ordinary shares at an initial exercise price equal to $2.50 per share. The exercise price of the Warrants is subject to certain adjustments.

The Warrants will be exercisable immediately following the issuance date at an exercise price of $2.50 per share and will expire three (3) years from the date of initial issuance. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.9% of the number of shares of our ordinary shares outstanding immediately after giving effect to such exercise. At any time after the initial exercise date of the Warrants, the holder may exercise the Warrants in whole or in part on a cashless basis.

The holder of a Warrant will not possess any rights as a shareholder under the Warrant until the holder exercises such Warrant.

The ordinary shares issuable upon exercise of the Warrants will be, when issued in accordance with the Warrants, duly authorized, validly issued, fully paid and non-assessable. We will authorize and reserve at least that number of ordinary shares equal to the number of ordinary shares issuable upon exercise of all outstanding Warrants.

LEGAL MATTERS

The validity of the Ordinary Shares and Warrants offered hereby will be passed upon for us by Conyers Dill & Pearman LLP, our Cayman Islands counsel. Certain legal matters relating to this offering governed by the federal securities laws of the United States and the laws of New York will be passed upon for us by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of China Jo-Jo Drugstores, Inc. its subsidiaries and the VIEs as of March 31, 2022 and the consolidated financial statements of its predecessor as of March 31, 2021, have been incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance on the report of YCM CPA, Inc. and BDO China Shu Lun Pan Certified Accountants LLP, both independent registered public accounting firms, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, as amended under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. We file annual and reports with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Because our ordinary shares are listed on the Nasdaq Capital Market, you may also inspect reports at the offices of the Nasdaq Capital Market Information found on our website is not part of this prospectus supplement or any other report we file with or furnish to the SEC.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

●	our Annual Report on Form 20-F for the year ended March 31, 2022 filed on July 28, 2022;

●	our Reports on Form 6-K filed on April 6, 2022, April 27, 2022, May 3, 2022, May 31, 2022, August 2, 2022, August 4, 2022, October 11, 2022, November 3, 2022, December 6, 2022. December 21, 2022 and January 20, 2023 (semi-annual report for the six months ended September 30, 2022) and January 20, 2023 (announcing this offering),;

●	the description of our Ordinary Shares contained in the registration statement on Form 8-A, dated August 9, 2021, File No. 001-40724, and any other amendment or report filed for the purpose of updating such description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

China Jo-Jo Drugstores, Inc.
Hai Wai Hai Tongxin Mansion Floor 6

Gong Shu District, Hangzhou City

People’s Republic of China
Attn: Ming Zhao, Chief Financial Officer
+86 (571) 88219579

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS

$200,000,000.00

CHINA JO-JO DRUGSTORES, INC.

Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Debt Securities

Units

We may offer ordinary shares, par value $0.012 per share, preferred shares, warrants, subscription rights, debt securities and/or units of China Jo-Jo Drugstores, Inc. a holding company registered under Cayman Islands Laws from time to time. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate public offering price of up to $200,000,000.00.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

All references to “we,” “us,” “our,” “the Company,” “CJJD,” or similar terms used in this prospectus refer to China Jo-Jo Drugstores, Inc., a Cayman Islands exempted company with limited liability, including its consolidated wholly-owned subsidiaries, excluding the variable interest entities (“VIEs”) and the VIEs’ subsidiaries, unless the context otherwise indicates.

“WFOEs” or “PRC Subsidiaries,” which are wholly foreign owned entities and are corporations organized under the laws of the PRC which are wholly owned by us, through our subsidiaries. Our WFOEs are Zhejiang Jiuxin Investment Management Co., Ltd. (“Jiuxin Management”), Zhejiang Shouantang Medical Technology Co., Ltd. (“Shouantang Technology”) and Hangzhou Jiutong Medical Technology Co., Ltd (“Jiutong Medical”), and Hangzhou Jiuyi Medical Technology Co. Ltd. (“Jiuyi Technology”).

“VIE” or “consolidated VIE” is a variable interest entity which give us, through our WFOE, the ability to conduct the operations in China and consolidate the financial statements of such entities for accounting purposes through a series of agreements (the “VIE Agreements”) to the extent we have satisfied the conditions for consolidation of the VIE under the U.S. Generally Accepted Accounting Principles (the “U.S. GAAP”). The VIEs are Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”) (including its subsidiaries and controlled entities), Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (“Jiuzhou Clinic”) and Hangzhou Jiuzhou Medical and Public Health Service Co., Ltd. (“Jiuzhou Service”) (collectively, “VIE Entities”, or “VIEs”).

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “CJJD”. On November 22, 2022, the last reported sale price for our ordinary shares was $1.649 per share. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We raised capital of $17.5 million in our IPO in April 2010. In addition, we raised capital for a total amount of $33.648 million from 2015 to 2020 through various financings. Renovation Investment (HK) Co., Ltd. (“Renovation”), our Hong Kong subsidiary, received funds from our investors in these financings. After receiving the proceeds, Renovation typically invested these funds into Jiuxin Management, a WFOE, which then exchanged the currency of the proceeds from U.S. dollar into Chinese Yuan (“RMB”) upon the approval from local banks. Jiuxin Management then distributed the RMB as loans to the operating entities including Jiuzhou Pharmacy, Jiuzhou Service and Jiuzhou Clinic, which are the consolidated VIEs, and to Jiuxin Medicine, which is a subsidiary of Jiuzhou Pharmacy, one of the VIEs.

Additionally, Jiuxin Medicine is the major supplier to Jiuzhou Pharmacy and Jiuzhou Pharmacy transfers funds to pay off the debts owed to Jiuxin Medicine as a result of merchandise purchases. In the last three fiscal years, the annual amount of purchases by Jiuxin Medicine from Jiuzhou Pharmacy was $58,575,861 in the fiscal year of 2020, $73,239,387 in the fiscal year of 2021 and $80,712,044 in the fiscal year of 2022. Additional transfers between other VIEs and subsidiaries are as below:

		Amount
Transfer from	Transfer to	2020	2021	2022
Renovation	Jiuxin Management	$8,705,000	$9,000,000	$-
Jiuxin Management	Jiuzhou Pharmacy	574,248	1,860,573	582,736
Jiuxin Management	Jiuxin Medicine	-	2,622,495	779,059
Jiuxin Management	Qianhong Agriculture	37,083	31,433	30,496
Jiuzhou Pharmacy	Jiuzhou Service	420,810	425,345	342,822

All the sales and purchases between Jiuxin Medicine and Jiuzhou Pharmacy are eliminated as internal transactions. Furthermore, the ending balances owed to/from the VIEs are eliminated in the balance sheets.

As of the date of this prospectus, the Company did not have any distributions to our investors through either our holding company, subsidiaries or the consolidated VIEs, and does not intend to distribute any dividends in any forms in the near future. Please refer to “condensed consolidating schedule” and “consolidated financial statements” in Company’s annual report on Form 20-F filed with SEC on July 28, 2022, which is incorporated by reference to this registration statement.

Investing in these securities involves certain risks. China Jo-Jo Drugstores, Inc., offering securities under this prospectus, is not a Chinese operating company but a holding company incorporated in the Cayman Islands. The Cayman Islands holding company has no material operations of its own. We conduct a substantial majority of our operations through the operating entities established in the People’s Republic of China, or the PRC, primarily the variable interest entities and their subsidiaries, collectively, the VIEs. We do not have any equity ownership of the VIEs, instead, we receive the economic benefits of the VIEs, are the primary beneficiary for accounting purposes, and consolidate VIEs’ financial statements through the VIE Agreements to the extent we have satisfied the conditions for consolidation of the VIEs under U.S. GAAP. We, through contractual agreements, establish the VIE structure to provide exposure to foreign investment in such Chinese-based companies where Chinese law prohibits direct foreign investment in the operating companies, and that investors may never directly hold equity interests in the Chinese operating entities. Our securities offered in this prospectus are securities of our Cayman Islands holding company that maintains service agreements with the associated operating companies.

Additionally, we are subject to certain legal and operational risks associated with the VIEs’ operations in China, the risk being discussed could result in the value of our securities to significantly decline or be worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIEs’ operations, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Rules and regulations in China can change quickly with little advance notice. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. These contractual agreements have not been tested in a court of law. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. In addition, conducting the operations through contractual agreements may not be as effective as direct equity ownership, the VIEs and their shareholders may be unwilling or unable to perform its contractual obligations under our commercial agreements. Consequently, we would not be able to conduct our operations in the manner currently planned. We consolidate the VIEs financial statements and are their primary beneficiaries for accounting purposes to the extent we satisfy the conditions for consolidation of the VIEs under U.S. GAAP, therefore, we may not succeed in enforcing our rights under them insofar as our contractual rights and legal remedies under PRC law are inadequate. In addition, the VIEs may seek to renew their agreements on terms that are disadvantageous to us. If we are unable to renew these agreements on favorable terms when these agreements expire or enter into similar agreements with other parties, our business may not be able to operate or expand, and our operating expenses may significantly increase. Please carefully consider the “Risk Factors” contained in, or incorporated by reference into, this prospectus, including the “Risks Related to Our Corporate Structure and Doing Business in the PRC” starting on page 16 as well as the “Risk Factors” in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. The majority of the VIEs’ and their subsidiaries’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Relevant PRC laws and regulations permit the PRC companies to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, the Company’s PRC subsidiary and the VIE can only distribute dividends upon approval of the shareholders after they have met the PRC requirements for appropriation to the statutory reserves. As a result of these and other restrictions under the PRC laws and regulations, our PRC subsidiaries and the VIEs are restricted to transfer a portion of their net assets to the Company either in the form of dividends, loans or advances. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of such entities, our subsidiaries, or the consolidated VIEs by the PRC government to transfer cash or assets. We have maintained cash management policies which dictates the purpose, amount and procedure of cash transfers among CJJD, the VIEs and non-VIE subsidiaries. Cash transfers of less than RMB50,000 (approximately $7,182) must be reported to and approved by both the financial departments of the entities and the heads of subsidiaries or VIEs. Cash transfers in excess of RMB50,000 (approximately $7,182) other than regular payments to suppliers need the approval from the CEO of the Company in addition to the procedure mentioned above. Other than those disclosed above, the Company and its subsidiaries, the VIEs and its subsidiaries do not have any applicable regulatory or contractual cash management policies. Please see “Cash Transfer and Dividend Payment” and “Risk Factor - We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions” for detailed discussion.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. Pursuant to the Holding Foreign Companies Accountable Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, and that as a result, the time before our securities may be prohibited from trading or delisted would be reduced. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. The PCAOB will reassess, by the end of 2022, its 2021 determinations (the “2021 Determinations”) that the positions taken by PRC authorities prevented the PCAOB from inspecting and investigating in mainland China and Hong Kong completely. If and when the PCAOB concludes that China is abiding by the Protocol and allowing the PCAOB to inspect and investigate “completely” without obstruction (as the HFCAA requires), the PCAOB can reverse its 2021 Determinations. Our auditor is headquartered in Irvine, California and will be inspected by the PCAOB on a regular basis. Our auditor is not subject to the Determination. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is also subject to inspection by PCAOB. The recent developments would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, any actions, proceedings, or new rules to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated December 19, 2022

CHINA JO-JO DRUGSTORES, INC.

i

PROSPECTUS SUMMARY

All references to “we,” “us,” “our,” “the Company,” “CJJD,” or similar terms used in this prospectus refer to China Jo-Jo Drugstores, Inc., a Cayman Islands exempted company with limited liability, including its consolidated wholly-owned subsidiaries, excluding the variable interest entities (“VIEs”) and the VIEs’ subsidiaries, unless the context otherwise indicates.

“PRC” or “China” refers to the mainland of People’s Republic of China, and include, for the purpose of this prospectus, Hong Kong.

“PRC Counsel” refers to Zhejiang Minhe Law Firm.

“RMB” or “Renminbi” refers to the legal currency of China.

“VIE” or “consolidated VIE” is a variable interest entity whose financial statements are included in our consolidated financial statements as a result of a series of agreements which, under U.S. GAAP, give us, through our WFOE, the ability to conduct operations in China to the extent we and the VIE or consolidated VIE have satisfied the conditions for consolidation of the VIE under U.S. GAAP. The VIEs are Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”) (including its subsidiaries and controlled entities), Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (“Jiuzhou Clinic”) and Hangzhou Jiuzhou Medical and Public Health Service Co., Ltd. (“Jiuzhou Service”) (collectively, “VIE Entities”, or “VIEs”).

“WFOE” or “PRC Subsidiary,” which is a wholly foreign owned entity and is a corporation organized under the laws of the PRC which is wholly owned by us, through our subsidiaries. Our WFOEs are Zhejiang Jiuxin Investment Management Co., Ltd. (“Jiuxin Management”), Zhejiang Shouantang Medical Technology Co., Ltd. (“Shouantang Technology”) and Hangzhou Jiutong Medical Technology Co., Ltd (“Jiutong Medical”), Hangzhou Jiuyi Medical Technology Co. Ltd. (“Jiuyi Technology”).

“$,” “US$” or “U.S. Dollars” refers to the legal currency of the United States.

Our reporting currency is the US$. The functional currency of our entities located in China is the RMB. For the entities whose functional currency is the RMB, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into US$ are included in determining comprehensive income/loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currencies at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors”, and our consolidated financial statements and the related notes thereto (as well as the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), in each case, included in or incorporated by reference into this prospectus, before making an investment decision.

Overview

China Jo-Jo Drugstores, Inc., offering securities under this prospectus, is not a Chinese operating company but a holding company incorporated in the Cayman Islands. The Cayman Islands holding company has no material operations of its own. We conduct a substantial majority of our operations through our operating entities established in the PRC, including the VIEs. We do not have any equity ownership in the business of the VIEs. Instead, we receive the economic benefits of the VIEs, are the primary beneficiary for accounting purposes, and consolidate VIEs’ financial statements through the VIE Agreements to the extent we have satisfied the conditions for consolidation of the VIEs under U.S. GAAP.. The VIE structure is used to provide contractual exposure to foreign investment in Chinese-based companies where Chinese law prohibits direct foreign investment in the operating companies, and that investors may never directly hold equity interests in the Chinese operating entities.

Additionally, we are subject to certain legal and operational risks associated with the VIEs’ operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIEs’ operations, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Rules and regulations in China can change quickly with little advance notice. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. Our current corporate structure and business operations and the market price of our ordinary shares may be affected by the newly enacted PRC Foreign Investment Law which does not explicitly classify whether VIEs that we have contractual arrangements with would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. Our securities offered in this prospectus are shares of our Cayman Islands holding company, and, as a shareholder of the Company, you will have an equity interest in an entity which does not have ownership of the VIEs, which generates a significant portion of the consolidated revenue, but you will never own any equity interest in any of the VIEs. Because we do not have ownership of the VIEs, we must rely on the shareholders of these VIEs to comply with their contractual obligations. The approval of PRC regulatory agencies may be required in connection with this offering under a PRC regulation or any new laws, rules or regulations to be enacted, and if required, we may not be able to obtain such approval.

We, through the operating VIEs in China, including Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”) (including its subsidiaries and controlled entities), Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (“Jiuzhou Clinic”) and Hangzhou Jiuzhou Medical and Public Health Service Co., Ltd. (“Jiuzhou Service”, together with Jiuzhou Pharmacy and Jiuzhou Clinic, the “VIEs”), operate as a retailer and distributor of pharmaceutical and other healthcare products typically found in retail pharmacies in the PRC. Prior to acquiring Zhejiang Jiuxin Medicine Co., Ltd. (“Jiuxin Medicine”) in August 2011, we, through the VIEs, were primarily a retail pharmacy operator. Through the WOFEs and VIE entities, as of March 31, 2022, we had one hundred and eleven (111) pharmacies under the store brand “Jiuzhou Grand Pharmacy” in Hangzhou city. Jiuzhou Pharmacy acquired four single drugstores in fiscal 2021. After the acquisition, we liquidated them and then opened four new stores with the four licenses of local government medical insurance reimbursement program. During the year ended March 31, 2021, we sold Lin’An Jiuzhou Pharmacy Co., Ltd (“Lin’An Jiuzhou”), which runs ten stores in Lin’an City, to local investors for total proceeds of $129,586. On the other side, Jiuzhou Pharmacy have been concentrating on new stores within the Hangzhou metropolitan area and opened eleven stores in the fiscal year 2021. Amidst the COVID-19 outbreak, the VIEs experienced a decline in the number of customer visits during the first three months of calendar year 2020 due to the implementation of the lockdown policy in China. However, as China has been able to control the spread of COVID-19, the negative impacts have become limited.

The VIEs currently operate in four business segments in China: (1) retail drugstores, (2) online pharmacy, (3) wholesale business selling products similar to those the VIEs carry in our pharmacies, and (4) farming and selling herbs used for traditional Chinese medicine (“TCM”). All of the above business are performed in China with no other international sales.

The VIEs’ stores provide customers with a wide variety of pharmaceutical products, including prescription and over-the-counter (“OTC”) drugs, nutritional supplements, TCM, personal and family care products, and medical devices, as well as convenience products, including consumable, seasonal, and promotional items. Additionally, the VIEs have doctors licensed in both western medicine and TCM on site for consultation, examination and treatment of common ailments at scheduled hours. Four (4) stores of the VIEs have adjacent medical clinics offering urgent care (to provide treatment for minor ailments such as sprains, minor lacerations, and dizziness that can be treated on an outpatient basis), TCM (including acupuncture, therapeutic massage, and cupping) and minor outpatient surgical treatments (such as suturing). Our stores vary in size, but presently average close to 200 square meters per store. The VIEs attempt to tailor each store’s product offerings, physician access, and operating hours to suit the community where the store is located.

We operate our pharmacies (including the medical clinics) through the following companies in China that we have contractual arrangements with:

●	Jiuzhou Pharmacy operates “Jiuzhou Grand Pharmacy” stores;

●	Jiuzhou Clinic operates one (1) of our three (3) medical clinics; and

●	Jiuzhou Service operates our other medical clinics.

Jiuzhou Pharmacy also offers OTC drugs and nutritional supplements for sale through a website (www.dada360.com). For the fiscal year ended March 31, 2022, retail revenue, including pharmacies, medical clinics accounted for approximately 51.2% of the VIEs’ total revenue, while online pharmacy revenue accounted for 18.4% of the VIEs’ total revenue.

Since August 2011, we have operated a wholesale business through Zhejiang Jiuxin Medicine Co., Ltd. (“Jiuxin Medicine”), distributing third-party pharmaceutical products (similar to those carried by our pharmacies) primarily to trading companies throughout China. Jiuxin Medicine is wholly owned by Jiuzhou Pharmacy. For the fiscal year ended March 31, 2022, wholesale revenue accounted for approximately 30.4% of our total revenue.

We also have an herb farming business cultivating and wholesaling herbs used for TCM. This business is conducted through Hangzhou Qianhong Agriculture Development Co., Ltd. (“Qianhong Agriculture”), a wholly-owned subsidiary. During the fiscal year ended March 31, 2022, Qianhong Agriculture generated no revenue from our herb farming business.

Redomicile Merger

At 9:00 a.m., Eastern Time, on July 30, 2021, China Jo-Jo Drugstores, Inc., a Nevada corporation (“Predecessor CJJD”), completed a corporate reorganization (the “Reorganization” or “Redomicile Merger”), resulting in the Company becoming the publicly held parent company of Predecessor CJJD, with Predecessor CJJD merged with and into the Company, pursuant to the Agreement and Plan of Merger, dated as of May 14, 2021, by and between Predecessor CJJD and the Company (the “Merger Agreement”). The Merger Agreement was approved by the stockholders of Predecessor CJJD at a special meeting of stockholders held on July 19, 2021. The Merger Agreement was filed with the Registration Statement on Form F-4 that we filed with the United States Securities and Exchange Commission (the “SEC” or the “Commission”) on May 15, 2021 which was declared effective by the SEC on May 28, 2021. On July 30, 2021, Predecessor CJJD issued a press release announcing the completion of the Reorganization.

Prior to the Reorganization, shares of Predecessor CJJD’s common stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the NASDAQ Capital Market under the symbol “CJJD.” As a result of the Reorganization, each issued and outstanding share of Predecessor CJJD’s common stock was converted into the right to receive one ordinary share of our company, which shares were issued by us as part of the Reorganization. On July 30, 2021, Predecessor CJJD filed a Form 15 with the SEC to terminate the registration of the shares of its common stock and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Our ordinary shares were approved for listing on the NASDAQ Capital Market and began trading under the symbol “CJJD,” the same symbol under which the shares of Predecessor CJJD’s common stock previously traded, on July 30, 2021. On August 9, 2021, we filed a Form 8-A to register our ordinary shares under Section 12(b) of the Exchange Act.

As of July 30, 2021, each of the directors and officers of Predecessor CJJD immediately prior to the Reorganization had been appointed to the same position(s) with the Company, with the directors to serve until the earlier of the next annual meeting of our shareholders or until their successors are elected or appointed (or their earlier death, disability or retirement).

Following the completion of the Reorganization and as of the date of this prospectus, the rights of shareholders of the Company are governed by our Second Amended and Restated Memorandum and Articles of Association.

As mentioned above, our securities offered in this prospectus are securities of our Cayman Islands holding company that maintains service agreements with the associated operating companies. Investors may never directly hold equity interests in our Chinese operating entities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), both of which have a comment period that expires on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets.

The Draft Rules Regarding Overseas Listing stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing shall include but not limited to: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus. In addition, an issuer who issues overseas listed securities after overseas listing shall, within three working days after the completion of the issuance, submit required filing materials to the CSRC, including but not limited to: filing report and relevant commitment; and domestic legal opinion. Furthermore, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

As of the date of this prospectus, the Draft Rules Regarding Overseas Listing have not been promulgated, and as advised by our PRC Counsel, we are not required to obtain any permissions or approvals from the government of China for any offering pursuant to this prospectus. The final version of the Draft Rules Regarding Overseas Listing to be adopted is still highly uncertain, but as advised by the PRC counsel, upon the enactment, our subsidiaries and/or VIEs will then be required to comply with the filing requirements or procedures set forth in the Draft Rules Regarding Overseas Listing assuming the final rules contain no changes comparing to the draft rules previously circulated for comments.

On December 28, 2021, the Cyberspace Administration of China, or the “CAC”, and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures further restates and expands the applicable scope of the cybersecurity review in effect. We do not believe we are among the “operator of critical information infrastructure” or “data processor” as mentioned above. Based on the above and our understanding of the Chinese laws and regulations currently in effect as of the date of this prospectus, we are not required to submit an application to the CSRC or the CAC for the approval of this offering and the listing and trading of our securities on the Nasdaq. However, the revised draft of the Measures for Cybersecurity Review is in the process of being formulated and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any permissions or specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their permissions or approvals for this offering and any follow-on offering, we may be unable to obtain such permissions or approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. In the event that the CSRC approval or any regulatory approval is required for this offering, or if the CSRC or any other PRC government authorities promulgates any new laws, rules or regulations or any interpretation or implements rules before our listing that would require us to obtain the CSRC or any other governmental approval for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the securities that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the securities we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete this offering or any follow-on offering of our securities or the market for and market price of our ordinary shares.

According to PRC Counsel, neither the Company, nor any of its subsidiaries, including the VIEs are currently required to obtain any permissions or approvals from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to list on U.S exchanges or offer securities to foreign investors. We have not been denied any permissions or approvals either as of the date of this prospectus. However, if we were required to obtain any permissions or approvals in the future and were denied permissions or approvals from Chinese authorities to list on U.S. exchanges or offer securities to foreign investors, or if we inadvertently conclude that permissions or approvals to offer securities are not required, we will not be able to continue to list on U.S. exchanges or offer securities to foreign investors, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain any permissions or approvals from the PRC government to list on U.S. exchanges or offer securities to foreign investors in the future, and even when such permissions or approvals are obtained, whether they will be denied or rescinded. Although the Company is currently not required to obtain permissions or approvals from any of the PRC central or local government and has not received any denial to list on the U.S. exchange or offer securities to foreign investors, the VIEs’ operations could be adversely affected, directly or indirectly, by changes on any existing or promulgation of any future laws and regulations relating to its business or industry.

As of the date of this prospectus, based on the management’s belief, we, the VIEs and their subsidiaries, have obtained all the requisite licenses and approvals to operate business in China, and have not been denied any permissions or approvals to operate the business. The Company management, including its in-house local counsel is responsible to maintain and update the licenses and permissions. However, if our subsidiaries, the VIEs or the VIE’s subsidiaries (i) do not receive or maintain permissions or approvals to operate our businesses, (ii) inadvertently conclude that permissions or approvals to operate our businesses are not required, or (iii) applicable laws, regulations, or interpretations change and we, the VIEs and/or the VIEs’ subsidiaries are required to obtain permissions or approvals in the future to operate our businesses, we will have to obtain such permissions or approvals as required, which may be expensive and time-consuming, and we cannot ensure that our subsidiaries, the VIEs or the VIE’s subsidiaries will successfully obtain every permissions and approvals. If that happens, we may have to switch business focus or temporarily halt the operation, which could result in a material change in our operations and the value of our securities could decline or become worthless.

Our Current Corporate Structure

The following diagram illustrates our current corporate structure as of the date of this prospectus:

The table below summarizes the status of the registered capital of our PRC subsidiaries, controlled companies and joint ventures as of the date of this prospectus:

Entity Name	Entity Type	Registered Capital	Registered Capital Paid	Due Date for Unpaid Registered Capital
Jiutong Medical	Subsidiary	USD 2,600,000	USD 2,600,000	N/A
Jiuzhou Clinic	VIE	N/A	N/A	N/A
Jiuzhou Pharmacy	VIE	USD 733,500	USD 733,500	N/A
Jiuzhou Service	VIE	USD 73,350	USD 73,350	N/A
Jiuxin Management	Subsidiary	USD 24,500,000	USD 23,500,000	N/A
Jiuxin Medicine	Subsidiary of the VIE	USD 1,564,000	USD 1,564,000	N/A
Qianhong Agriculture	Subsidiary	USD 1,497,000	USD 1,497,000	N/A
Shouantang Technology	Subsidiary	USD 11,000,000	USD 11,000,000	N/A
Shouantang Bio	Subsidiary	USD 162,900	USD 162,900	N/A
Jiuyi Technology	Subsidiary	USD 5,000,000	USD 2,500,000	September 25, 2026
Linjia Medical*	Subsidiary of the VIE	USD 2,979,460	USD 1,489,730	N/A
Kahamadi Bio**	Joint Venture	USD 1,524,540	USD 259,172	N/A

*	Linjia Medical is 51% held by Jiuzhou Pharmacy, 34% held by Linjia Medical Investment Management (Shanghai) Co., Ltd., whose shareholders are not affiliated to the Company, and 15% held by a non-affiliated individual.

**	Kahamadi Bio is 49% held by Shouantang Bio and 51% held by Qintianbasike Biotech Co., Ltd, whose shareholders are not affiliated to the Company.

Set forth below is selected consolidating statements of income and cash flows for the years ended March 31, 2022, 2021 and 2020 and selected balance sheet information as of March 31, 2022, 2021 and 2020 showing financial information for CJJD (excluding the VIEs), the VIEs, eliminating entries and consolidated information.

Consolidating Statements of Income Information

	Year Ended March 31, 2022
	PARENT	SUBSIDIARIES	VIE	Eliminations	Consolidated
Revenue	$-	$181,179	$244,933,524	$(80,722,148)	$164,392,555
Cost of revenue	-	182,732	208,169,174	(80,478,391)	127,873,515
Gross profit	-	(1,553)	36,764,350	(243,757)	36,519,040
Operating Expenses	43,042	1,479,243	37,583,788	106,857	39,212,930
Loss from operations	(43,042)	(1,480,796)	(819,438)	(350,614)	(2,693,890)
Other income, net	(258)	(21,931)	617,439	-	595,250
Provision for income tax	-	247	1,099,479	-	1,099,726
Net loss	$(43,300)	(1,502,974)	(1,301,478)	(350,614)	(3,198,366)

	Year Ended March 31, 2021
	PARENT	SUBSIDIARIES	VIE	Eliminations	Consolidated
Revenue	$-	$1,693,950	$206,173,492	$(74,732,809)	$133,134,633
Cost of revenue	-	1,250,742	177,441,192	(74,801,110)	103,890,824
Gross profit	-	443,208	28,732,300	68,301	29,243,809
Operating Expenses	3,941,600	2,724,339	31,569,482	(154,372)	38,081,049
Loss from operations	(3,941,600)	(2,281,131)	(2,837,182)	222,673	(8,837,240)
Other income, net	64,090	(646,415)	467,923	607,702	493,300
Provision for income tax	-	-	31,638	-	31,638
Net loss	$(3,877,510)	$(2,927,546)	(2,400,897)	$830,375	$(8,375,578)

	Year Ended March 31, 2020
	PARENT		SUBSIDIARIES	VIE	Elimination	Consolidated
Revenue	$		$2,059,685	$175,378,838	$(60,110,834)	$117,327,689
Cost of revenue		-	1,504,696	150,319,467	(60,022,904)	91,801,259
Gross profit		-	554,989	25,059,371	(87,930)	25,526,430
Operating Expenses		34,560	1,351,229	31,734,804	(590,421)	32,530,172
Loss from operations		(34,560)	(796,240)	(6,675,433)	502,491	(7,003,742)
Other income, net		401,158	(164,693)	916,278	(590,420)	562,323
Provision for income tax		-	1	16,257	-	16,258
Net loss		$366,598	$(960,934)	$(5,775,412)	$(87,929)	$(6,457,677)

Consolidating Balance Sheets Information

	Year Ended March 31, 2022
	PARENT	SUBSIDIARIES	VIE	Elimination	Consolidated
Total assets	$46,700	$55,796,336	$90,528,406	$(39,987,233)	$106,384,209
Total liabilities	(48,578,210)	17,576,098	107,864,555	6,782,980	83,645,423
Current assets	46,700	12,676,793	71,423,189	(8,694,788)	75,451,894
Current liabilities	(48,578,210)	17,576,098	107,864,555	(2,414,047)	74,448,396
Working capital	48,624,910	(4,899,305)	(36,441,366)	(6,280,741)	1,003,498
Accumulated deficit	(17,136,455)	(5,669,391)	(24,496,890)	(831,757)	(48,134,493)
Total equity	48,624,910	38,220,238	(17,336,149)	(46,770,213)	22,738,786

	Year Ended March 31, 2021
	PARENT	SUBSIDIARIES	VIE	Elimination	Consolidated
Total assets	$-	$57,976,479	$82,863,681	$(34,529,529)	$106,310,631
Total liabilities	(48,668,211)	19,712,130	98,304,131	12,560,236	81,908,286
Current assets	-	14,880,358	61,824,239	(4,470,354)	72,234,243
Current liabilities	(48,668,211)	19,712,130	96,411,862	(2,557,847)	64,897,934
Working capital	48,668,211	(4,831,772)	(34,587,623)	(1,912,507)	7,336,309
Accumulated deficit	(17,093,153)	(4,525,944)	(21,987,871)	(1,335,406)	(44,942,374)
Total equity	48,668,211	38,264,349	(15,440,450)	(47,089,765)	24,402,345

	Year Ended March 31, 2020
	PARENT	SUBSIDIARIES	VIE	Elimination	Consolidated
Total assets	$-	$46,018,763	$72,390,246	$(18,892,776)	$99,516,233
Total liabilities	(39,239,520)	17,605,106	84,235,162	18,137,356	80,738,104
Current assets	-	11,704,443	52,758,690	(3,475,921)	60,987,212
Current liabilities	(39,303,610)	19,892,848	77,831,462	(982,726)	57,437,974
Working capital	39,303,610	(8,188,405)	(25,072,772)	(2,493,195)	3,549,238
Accumulated deficit	(13,215,642)	(2,600,637)	(17,900,981)	(2,683,577)	(36,400,837)
Total equity	39,239,520	28,413,657	(11,844,916)	(37,030,132)	18,778,129

Consolidating Cash Flows Information

	Year Ended March 31, 2022
	PARENT	SUBSIDIARIES	VIE	Elimination	Consolidated
Net cash (used in)/provided by operating activities	$(43,300)	$3,283,202	$(10,638,849)	$2,012,974	$(5,385,973)
Net cash used in investing activities	-	(63,291)	(242,847)	-	(306,138)
Net cash (used in)/provided by financing activities	90,000	(6,256,428)	12,810,723	(1,807,397)	4,836,898
Effect of exchange rate on cash and cash equivalents	-	1,499,349	228,373	(205,577)	1,522,146
Net increase in cash and cash equivalents	46,700	(1,537,168)	2,157,401	-	666,933

	Year Ended March 31, 2021
	PARENT	SUBSIDIARIES	VIE	Elimination	Consolidated
Net cash (used in)/provided by operating activities	$(9,364,000)	$2,197,717	$6,164,131	$939,860	$(62,292)
Net cash used in investing activities	$-	$(297,265)	$(2,355,805)	$654,745	$(1,998,325)
Net cash (used in)/provided by financing activities	$9,364,600	$(346,960)	$(3,241,948)	$(2,695,839)	$3,079,853
Net increase in cash and cash equivalents	$-	$3,151,646	$538,392	$-	$3,690,038

	Year Ended March 31, 2020
	PARENT	SUBSIDIARIES	VIE	Elimination	Consolidated
Net cash (used in)/provided by operating activities	$(9,273,077)	$6,492,750	$(3,689,278)	$(438,340)	$(6,907,945)
Net cash used in investing activities	$-	$(304,645)	$(3,058,771)	$(1,473,197)	$(4,836,613)
Net cash (used in)/provided by financing activities	$9,273,077	$(285,123)	$8,448,290	$1,577,462	$19,013,706
Net increase in cash and cash equivalents	$-	$5,822,263	$415,141	$-	$6,237,404

Cash Transfer and Dividend Payment

Our holding company, subsidiaries and the consolidated VIEs usually operate independently and transfer funds upon capital raising. We raised capital of $17.5 million in our IPO in April 2010. In addition, we raised capital for a total amount of $33.648 million from 2015 to 2020 through various financings. Renovation Investment (HK) Co., Ltd. (“Renovation”), our Hong Kong intermediate holding subsidiary, received funds from our investors in these financings. After receiving the proceeds, Renovation typically invested these funds into Jiuxin Management, a WFOE, which then exchanged the currency of the proceeds from U.S. dollar into Chinese Yuan (“RMB”) upon the approval from local banks. Additionally, Renovation lent funds to Jiuxin Management. As of the date of this prospectus, the total amount invested in and lent to Jiuxin Management is approximately $23.5 million and $8.7 million, respectively. Jiuxin Management then distributed the RMB as loans to the operating entities including Jiuzhou Pharmacy, Jiuxin Medicine, Jiuzhou Service and Jiuzhou Clinic, which are the consolidated VIEs. As of the date of this prospectus, Jiuxin Management has distributed a loan of approximately $21.9 million to Jiuzhou Pharmacy, a loan of approximately $1.4 million to Jiuzhou Service, a loan of approximately $0.04 million to Jiuzhou Clinic, a loan of approximately $0.31 million to Linjia Medical, a loan of approximately $0.16 to Shouantang Bio.

Additionally, Jiuxin Medicine is the major supplier to Jiuzhou Pharmacy and Jiuzhou Pharmacy transfers funds to pay off the debts owed to Jiuxin Medicine as a result of merchandise purchases. In the last three fiscal years, the annual amount of purchases by Jiuxin Medicine from Jiuzhou Pharmacy ranges from approximately $60 million to $80 million.

All the sales and purchases between Jiuxin Medicine and Jiuzhou Pharmacy are eliminated as internal transactions. Furthermore, the ending balances owed to/from the VIEs are eliminated in the balance sheets. Below are the sales and purchases between Jiuxin Medicine and Jiuzhou Pharmacy in last three fiscal years:

Years	Amount
Fiscal 2020	$58,575,861
Fiscal 2021	$73,239,387
Fiscal 2022	$80,712,044

Additional transfers between other VIEs and subsidiaries are as below:

		Amount
Transfer from	Transfer to	2020	2021	2022
Renovation	Jiuxin Management	$8,705,000	$9,000,000	$-
Jiuxin Management	Jiuzhou Pharmacy	574,248	1,860,573	582,736
Jiuxin Management	Jiuxin Medicine	-	2,622,495	779,059
Jiuxin Management	Qianhong Agriculture	37,083	31,433	30,496
Jiuzhou Pharmacy	Jiuzhou Service	420,810	425,345	342,822

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. The majority of the VIEs’ and their subsidiaries’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from The State Administration of the Foreign Exchange (“SAFE”) in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of such entities, their subsidiaries, or the consolidated VIEs by the PRC government to transfer cash or assets.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Our ability to pay dividends depend on the distribution from the operating entities to the Company. As of the date of this prospectus, none of the subsidiaries or consolidated VIEs has made any distribution to the Company. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. As of the date of this prospectus, the Company did not have any distributions to our investors through either our holding company, subsidiaries or the consolidated VIEs, and does not intend to distribute any dividends in any forms in the near future. Please refer to “condensed consolidating schedule” and “consolidated financial statements” in Company’s annual report on Form 20-F filed with SEC on July 28, 2022, which is incorporated by reference to this registration statement.

Relevant PRC laws and regulations permit the PRC companies to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, the Company’s PRC subsidiary and the VIE can only distribute dividends upon approval of the shareholders after they have met the PRC requirements for appropriation to the statutory reserves. As a result of these and other restrictions under the PRC laws and regulations, our PRC subsidiaries and the VIEs are restricted to transfer a portion of their net assets to the Company either in the form of dividends, loans or advances. Even though the Company currently does not require any such dividends, loans or advances from the PRC subsidiaries and the VIEs for working capital and other funding purposes, the Company may in the future require additional cash resources from its PRC subsidiaries and the VIEs due to changes in business conditions, to fund future acquisitions and developments, or merely declare and pay dividends to or distributions to the Company’s shareholders.

We have maintained cash management policies which dictates the purpose, amount and procedure of cash transfers among CJJD, the VIEs and non-VIE subsidiaries. Cash transfers of less than RMB50,000 (approximately $7,182) must be reported to and approved by both the financial departments of the entities and the heads of subsidiaries or VIEs. Cash transfers in excess of RMB50,000 (approximately $7,182) other than regular payments to suppliers need the approval from the CEO of the Company in addition to the procedure mentioned above.

Other than those disclosed above, the Company and its subsidiaries, the VIEs and its subsidiaries do not have any applicable regulatory or contractual cash management policies.

Licenses and Permits

As a wholesale distributor and retailer of pharmaceutical products, we are subject to regulation and oversight by different levels of the food and drug administration in China, in particular, National Medical Products Administration (the “NMPA”) . The Drug Administration Law of the PRC, as amended, provides the basic legal framework for the administration of the production and sale of pharmaceutical products in China and governs the manufacturing, distributing, packaging, pricing, and advertising of pharmaceutical products in China. The corresponding implementation regulations set out detailed rules with respect to the administration of pharmaceuticals in China. The VIEs are also subject to other PRC laws and regulations that are applicable to business operators, retailers, and foreign-invested companies.

A distributor of pharmaceutical products must obtain a distribution permit from the relevant provincial or designated municipal-level NMPA. The grant of such permit is subject to an inspection of the distributor’s facilities, warehouses, hygienic environment, quality control systems, personnel, and equipment. The distribution permit is valid for five (5) years, and the holder must apply for renewal of the permit within six (6) months prior to its expiration. After inspection, NMPA must decide whether to grant a new distribution permit prior to the expiration of the old permit. If a distributor does not meet the NMPA requirements, a three months grace period will be granted for further remediation. If the distributor still misses the NMPA requirements, the permit will be canceled and the distributor will no longer be allowed to distribute pharmaceutical products. In addition, a pharmaceutical product distributor needs to obtain a business license from the relevant administration for industry and commerce prior to commencing its business. Based on the management belief, all of the VIEs that engage in the retail pharmaceutical business have obtained necessary pharmaceutical distribution permits, and we do not expect to face any difficulties in renewing these permits and/or certifications.

Our wholly owned subsidiaries and the VIEs and their subsidiaries are required to have, and each has, a business license issued by the PRC State Administration for Market Regulation and its local counterparts. In addition, major PRC regulations applicable to our products and services and the Internet security industry include Internet Security Protection Technology Measures Provision (Ministry of Public Security Order No. 82) (“Order 82”).

Order 82 specifies certain security measures Internet service providers shall take to ensure Internet security among operations. Providers of ISP connecting service and Internet-based data processing service are within the scope of Order 82. During the operations, any violations to take certain security measures, such as failure to establish a security protection management system, failure to take security technology protection measures, among others, shall be punished by the public security bureaus. The penalty includes but is not limited to rectification, confiscation of illegal income or fine. If the circumstances are serious, Internet service providers may even be given a cessation of networking for no more than six months. The Company has implemented appropriate measures such as utilizing a separate server, and allowing only authorized access to data to keep customer information safe and secure to comply with Order 82.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), both of which have a comment period that expires on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets.

As of the date of this prospectus, the comment period has ended, but the Draft Rules Regarding overseas listing have not been promulgated, and we are not required to obtain any permissions or approvals from the government of China for any offering pursuant to this prospectus. The final version of the Draft Rules Regarding overseas listing is expected to be adopted in later 2022, and as advised by our PRC counsel, our subsidiaries and/or the VIEs will then be required to comply with the filing requirements or procedures set forth in the Draft Rules Regarding overseas listing assuming the final rules contain no changes comparing to the Draft Rules Regarding Overseas Listing.

As of the date of this prospectus, based on the management’s belief, we, including the VIEs and their subsidiaries, have obtained all the requisite licenses and approvals to operate business in China. The Company management, including its in-house local counsel is responsible to maintain and update the licenses and permissions. However, it is uncertain whether the current laws will be modified or the new laws will be enacted to require any additional licenses or approvals that we currently are not required to.

If the Company, its subsidiaries or the VIEs or their subsidiaries do not receive or maintain such permissions or approvals to offer the securities to foreign investors (not by or related to the CSRC or CAC), or mistakenly conclude that such permissions or approvals are not required, our business may be adversely affected. In such case, the Company would either exit from such field of business, or collaborate with parties that can obtain such permissions or the Company may have to switch the participating industry, which may trigger material negative impact on the Company’s business such as posing significant costs in receiving such permissions or approvals, halting our operation of business and consequently reduce the value of our securities. If applicable laws, regulations, or interpretations change and the Company, or its subsidiaries or the VIEs or their subsidiaries are required to obtain such permissions or approvals in the future, we may need to obtain such permissions or approvals, which could result in a material change in our operations and the value of our securities could decline or become worthless.

Contractual Arrangement with VIE Entities and the Key Personnel

Our relationships with VIE Entities and the Key Personnel namely, Lei Liu and Li Qi, are governed by VIE Agreements that they have entered into with Jiuxin Management. These contractual arrangements, as amended and in effect, include the following:

Consulting Services Agreements. Pursuant to certain exclusive consulting services agreements (the “Consulting Services Agreements”), Jiuxin Management has the exclusive right to provide Jiuzhou Pharmacy, Jiuzhou Service and Jiuzhou Clinic with general business operation services, including advisory and strategic planning services, as well as consulting services related to their current and future operations (the “Services”). Additionally, Jiuxin Management owns the intellectual property rights developed or discovered through research and development, in the course of providing the Services, or derived from the provision of the Services. Jiuzhou Pharmacy, Jiuzhou Service and Jiuzhou Clinic must each pay a quarterly consulting services fee in RMB to Jiuxin Management that is equal to its profits for such quarter. This agreement is in effect until and unless terminated by written notice of a party to the agreement in the event that: (a) a party becomes bankrupt, insolvent, is the subject of proceedings or arrangements for liquidation or dissolution, ceases to carry on business, or becomes unable to pay its debts as they become due; (b) Jiuxin Management terminates its operations; or (c) circumstances arise which would materially and adversely affect the performance or the objectives of the agreement. Jiuxin Management may also terminate the agreement with any of Jiuzhou Pharmacy, Jiuzhou Service or Jiuzhou Clinic if one of them breaches the terms of the agreement, or without cause.

Operating Agreements. Pursuant to certain operating agreements (the “Operating Agreements”), Jiuxin Management agrees to guarantee the contractual performance by Jiuzhou Pharmacy, Jiuzhou Service and Jiuzhou Clinic of their agreements with any third party. In return, the Key Personnel must appoint designees of Jiuxin Management to the boards of directors and senior management of Jiuzhou Pharmacy, Jiuzhou Service and Jiuzhou Clinic. In addition, each of Jiuzhou Pharmacy, Jiuzhou Service and Jiuzhou Clinic agrees to pledge its accounts receivable and all of its assets to Jiuxin Management. Moreover, without the prior consent of Jiuxin Management, Jiuzhou Pharmacy, Jiuzhou Service and Jiuzhou Clinic cannot engage in any transactions that could materially affect their respective assets, liabilities, rights or operations, including, without limitation, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of their assets or intellectual property rights in favor of a third party, or transfer of any agreements relating to their business operations to any third party. They must also abide by corporate policies set by Jiuxin Management with respect to their daily operations, financial management and employment issues. The term of this agreement is from August 1, 2009 until the maximum period of time permitted by law. Jiuzhou Pharmacy, Jiuzhou Service and Jiuzhou Clinic cannot terminate this agreement.

Equity Pledge Agreements. Pursuant to certain equity pledge agreements (the “Equity Pledge Agreement”), the Key Personnel have pledged all of their equity interests in Jiuzhou Pharmacy, Jiuzhou Service and Jiuzhou Clinic to Jiuxin Management in order to guarantee these companies’ performance of their respective obligations under the Consulting Services Agreement. If these companies or the Key Personnel breach their respective contractual obligations, Jiuxin Management, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The Key Personnel have also agreed that upon occurrence of any event of default, Jiuxin Management shall be granted an exclusive, irrevocable power of attorney to take actions in the place and stead of the Key Personnel to carry out the security provisions of this agreement, and to take any action and execute any instrument that Jiuxin Management may deem necessary or advisable to accomplish the purposes of this agreement. The Key Personnel agree not to dispose of the pledged equity interests or take any actions that would prejudice Jiuxin Management’s interests. This agreement will expire two (2) years after the obligations of Jiuzhou Pharmacy, Jiuzhou Service and Jiuzhou Clinic under the Consulting Services Agreement have been fulfilled.

Option Agreements. Pursuant to the option agreements, the Key Personnel irrevocably grant Jiuxin Management or its designee an exclusive option to purchase, to the extent permitted under PRC law, all or part of their equity interests in Jiuzhou Pharmacy, Jiuzhou Service and Jiuzhou Clinic for the cost of the initial contributions to the registered capital or the minimum amount of consideration permitted by applicable PRC law. Jiuxin Management or its designee has sole discretion to decide when to exercise the option, whether in part or in full. The term of this agreement commenced from August 1, 2009 and continues for the maximum period of time permitted by law.

Voting Rights Proxy Agreements. Pursuant to the voting rights proxy agreements, the Key Personnel irrevocably grant a designee of Jiuxin Management the right to exercise the voting and other ownership rights of the Key Personnel in Jiuzhou Pharmacy, Jiuzhou Service and Jiuzhou Clinic, including the rights to (i) attend any meeting of the Key Personnel (or participate by written consent in lieu of such meeting) in accordance with applicable laws and each company’s incorporating documents, (ii) sell or transfer all or any of the equity interests of the Key Personnel in these companies, and (iii) appoint and vote for the companies’ directors. The proxy agreement may be terminated by mutual consent of the parties or upon thirty (30) days’ written notice from Jiuxin Management.

Other than as pursuant to the foregoing contractual arrangements, Jiuzhou Pharmacy, Jiuzhou Service and Jiuzhou Clinic cannot transfer any funds generated from their respective operations. The contractual arrangements were originally entered into on August 1, 2009, and amended on October 27, 2009.

Corporate Information

Our principal executive office is located at 6th Floor, Hai Wai Hai Tongxin Mansion, Gong Shu District, Hangzhou City, Zhejiang Province, and China. Our main telephone number is +86-571-88219579, and fax number is +86-571-8821-9579. Our agent for service of process in the United States is Pryor Cashman LLP, located at 7 Times Square, New York, New York 10036.

We own and operate the following websites: www.dada360.com (for online sales) and www.jiuzhou360.com (our English-language corporate website). Information contained on, or that can be accessed through, our websites is not a part of, and shall not be incorporated by reference into, this prospectus.

The Securities We May Offer

We may use this prospectus to offer up to $200,000,000.00 of:

●	ordinary shares;

●	preferred shares;

●	warrants;

●	subscription rights;

●	debt securities; and

●	units, which may consist of any combination of the above securities.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Summary of Risk Factors related to China

The Chinese government is exerting substantial influence and control over the manner in which we must conduct our business activities. Our subsidiaries and the VIEs’ ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. See Risk Factor - Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition and Risk Factor - Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. Chinese government is having more control and rules regarding foreign investment in China-based issuers like us. Such restrictions may influence our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See Risk Factor - Chinese government is exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such as The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, and Cybersecurity Review. China has implemented or will implement rules and is considering a number of additional proposals relating to data protection. Additionally, China’s Cyber Security Law requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. See Risk Factor - Compliance with China’s new Data Security Law, Measures on Cybersecurity Review, Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business, Risk Factor - The approval of the China Securities Regulatory Commission (“CSRC”) may be required in connection with this offering under series of PRC regulations adopted or to be adopted, and, if required, we cannot assure you that we will be able to obtain such approval and Risk Factor - China is now putting more emphasis on the cybersecurity protection and is having more oversight on this matter, newly issued Cybersecurity Review Measures, may pose additional requirements to us. We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through the VIEs in the PRC. However, it is uncertain whether any new PRC laws or regulations relating to variable interest entity structure or whether our structure will be disallowed. See Risk Factor - If the PRC government deems that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may therefore materially reduce the value of our ordinary shares or cause them to become worthless. The VIE structure has been adopted by many Chinese-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. However, as the newly enactment of Foreign Investment Law, it is not clear whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. See Risk Factor - Our current corporate structure and business operations and the market price of our ordinary shares may be affected by the newly enacted Foreign Investment Law which does not explicitly classify whether VIEs that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of such entities, their subsidiaries, or the consolidated VIEs by the PRC government to transfer cash or assets. Since we are a China-based issuer with most of our assets and our management team in China, it may be hard, if not impossible for U.S regulators and U.S investors to deal with claims or regulatory investigation related to us. See Risk Factor - It may be difficult for U.S. regulators, such as the Department of Justice, the SEC, and other authorities, to conduct investigation or collect evidence within China and Risk Factor - You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws. As a holding company whose operating entities have all the business in China, our revenues are all denominated in Renminbi, which is also our operating currency, while CJJD is receiving investments and funds in U.S. Dollars, and will distribute dividends, if any, in U.S. Dollars too. Therefore, any changes in the rules from Chinese regulatory authorities may influence the convertibility of the Renminbi with other currencies. See Risk Factor - We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions. The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020; together with several PCAOB determinations or proposals, may pose additional requirements to our auditors. Our current auditor is located in the United States and is subject to the inspection of PCAOB on a regular basis, usually three years. See Risk Factor - Our auditor is headquartered in Irvine, California, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able to inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

Cautionary Statement Regarding our Variable Interest Entity Structure

Our public company that offers securities under this prospectus is a holding company incorporated in the Cayman Islands. It has no material operations of its own. We conduct our operations in China through the variable interest entities, or VIEs. This is an offering of securities of the holding company. You are not investing in Chinese operating companies. Neither we nor our subsidiaries own any shares in the VIEs. Instead, we receive the economic benefits of the VIEs, are the primary beneficiary for accounting purposes, and consolidate VIEs’ financial statements through the VIE Agreements to the extent we have satisfied the conditions for consolidation of the VIEs under U.S. GAAP. These contractual agreements have not been tested in a court of law. We are subject to certain legal and operational risks associated with being based in China and having a majority of our operations through the contractual arrangements with the VIEs. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. The VIE Agreements are designed to provide our wholly-foreign owned entities (each, a “WFOE” and collectively, “WFOEs”), with the power, rights and obligations equivalent in all material respects to those it would possess as the principal equity holder of the VIEs, including the rights to the assets, property and revenue of the VIEs. We consolidate the VIEs financial statements and are their primary beneficiaries for accounting purposes to the extent we satisfy the conditions for consolidation of the VIEs under U.S. GAAP. The VIE structure is used to provide exposure to foreign investment in Chinese-based companies where Chinese law prohibits direct foreign investment in the operating companies, and that investors may never directly hold equity interests in the Chinese operating entities.

The shareholders of the VIEs may have actual or potential conflicts of interest with us. These shareholders may refuse to sign or breach, or cause the VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIEs, which would have a material and adverse effect on our ability to effectively manage the VIEs and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with the VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, and regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. The VIE structure through contractual arrangements may be less effective than direct ownership due to such risks and that the company may incur substantial costs to enforce the terms of the arrangements. We may also be subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. If the Chinese regulatory authorities disallow this VIE structure in the future, it will likely result in a material change in our financial performance and our results of operations and/or the value of our ordinary shares, which could cause the value of such securities to significantly decline or become worthless. Such risks will exist throughout the period in which we operate our business in China through the contractual arrangements. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation or other legal proceedings which could be a lengthy process and very costly, and even so, there is no guarantee that we can successfully enforce the VIE Agreements against the VIEs and its shareholders. Therefore, this type of corporate structure may affect you and the value of your investment in the Company. Furthermore, these contracts may not be enforceable in the PRC if the PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce the VIE Agreements or assert our contractual rights over the business and assets of VIEs that conducts our operations, our securities may decline in value or become worthless.

Additionally, we are subject to certain legal and operational risks associated with the VIEs’ operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIEs’ operations, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Rules and regulations in China can change quickly with little advance notice. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

Cautionary Statement Regarding Doing Business in China

The VIEs and their subsidiaries are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs and their subsidiaries, completely hinder of our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless. Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. Rules and regulations in China can also change quickly with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange. On July 10, 2021, the State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective), which requires operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. As of the date of this prospectus, we, including the VIEs and their subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. According to our PRC Counsel, we do not believe that our existing business will require such regulatory review. However, due to the novelty of this regulation and lack of the official guidance, the CSRC may reach a different conclusion, since they may have different interpretation on the Measures of Cybersecurity Review and application of the rules. As of the date of this prospectus, we, including the VIEs and their subsidiaries have not received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. However, all of the statements and regulatory actions referenced are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange. PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require us, our subsidiaries, the VIEs or their subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. The Company and its subsidiaries have never been denied any applications concerning any permissions or approvals. In addition, the Company have never sought or received CSRC approval, and that the Company are not required to obtain, and have not obtained CAC approvals.

If the Company or its subsidiaries or the VIEs or their subsidiaries do not receive or maintain such permissions or approvals to offer the securities to foreign investors (not by or related to the CSRC or CAC), or mistakenly conclude that such permissions or approvals are not required, our business may be adversely affected. In the scenario when the Company does get denied such permissions or approvals, the Company would either exit such field of business, or collaborate with parties that can obtain such permissions or approvals or the Company may have to switch the participating industry. Currently the PRC legal system is under constant development and applicable laws, regulations, or interpretations are subject to substantial uncertainties. Rules and regulations in China can change quickly with little advance notice. If applicable laws, regulations, or interpretations change and the Company, or its subsidiaries or the VIEs or their subsidiaries are required to obtain such permissions or approvals in the future, we may need to obtain such permissions or approvals, which may be costly, and may temporarily halt our operation of business, negatively affecting our revenues and our securities’ value.

In light of China’s recent expansion of authority in Hong Kong, we are subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong. The Chinese government may intervene or influence our current and future operations in Hong Kong at any time. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Should the PRC government choose to affect any company with any level of operations in Hong Kong, or should certain PRC laws and regulations or these statements or regulatory actions become applicable to Hong Kong in the future. Such governmental actions: (i) could significantly limit or completely hinder the ability of Renovation, which is our Hong Kong holding company, to make transfer to the Company, our PRC subsidiaries or the VIEs; (ii) could significantly limit or hinder our ability to offer or continue to offer our Ordinary Shares to investors; and (iii) may cause the value of our Ordinary Shares to significantly decline or be worthless. On December 28, 2021, the Cyberspace Administration of China, or the “CAC”, and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures further restates and expands the applicable scope of the cybersecurity review in effect. For now we believe our company is not required to obtain such permissions or approvals, however, PRC government may at any time intervene or influence our operations or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers through regulation revisions or interpretation implementation .. If that happens, it could result in a material change in our operations and may completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “China is now putting more emphasis on the cybersecurity protection and is having more oversight on this matter, newly issued Cybersecurity Review Measures, may pose additional requirements to us”, “The approval of the China Securities Regulatory Commission (“CSRC”) may be required in connection with this offering under series of PRC regulations adopted or to be adopted, and, if required, we cannot assure you that we will be able to obtain such approval”, and “Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition” starting page 11. As of the date of this prospectus, according to PRC Counsel, the Company, its subsidiaries and the VIEs are currently not required to obtain approval from Chinese authorities to offer securities to foreign investors.

Cautionary Statement Regarding Holding Foreign Companies Accountable Act

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. Thus the AHFCAA, if passed, would reduce the time before our securities may be prohibited from trading or delisted. Currently, our auditor is subject to inspection by PCAOB. However, if AHFCAA were enacted into law, it may pose more risks of potential delisting as well as depress the price of Company’s ordinary shares.

Pursuant to the Holding Foreign Companies Accountable Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Our auditor is headquartered in Irvine, California and will be inspected by the PCAOB on a regular basis. Our auditor is not subject to the Determination.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. The PCAOB will reassess, by the end of 2022, its 2021 determinations (the “2021 Determinations”) that the positions taken by PRC authorities prevented the PCAOB from inspecting and investigating in mainland China and Hong Kong completely. If and when the PCAOB concludes that China is abiding by the Protocol and allowing the PCAOB to inspect and investigate “completely” without obstruction (as the HFCAA requires), the PCAOB can reverse its 2021 Determinations.

Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. In addition, our auditor, is also subject to inspection by PCAOB.

The recent developments would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, any actions, proceedings, or new rules to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time. See “Our auditor is headquartered in Irvine, California, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able to inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.” starting on page 22.

RISK FACTORS

An investment in our securities involves risk. Before you invest in any securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

●	the information contained in, or incorporated by reference into, this prospectus;

●	the information contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities;

●	the risks described in the reports that we have filed with the SEC and that are incorporated by reference herein, including CJJD’s Annual Report on Form 20-F for the fiscal year ended March 31, 2022, which was filed with the SEC on July 28, 2022; and

●	other risks and other information that may be contained in, or incorporated by reference from, other filings that we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

Risks Related to Our Corporate Structure and Doing Business in the PRC

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations conducted through our subsidiaries and the VIEs may be adversely affected by the current and future political environment in the PRC. Rules and regulations in China can change quickly with little advance notice. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. The subsidiaries and the VIEs’ ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors. Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot assure you that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

Chinese government is exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such as The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, and Cybersecurity Review.

The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities being offered. Any adverse changes in Chinese laws and regulations and the Chinese government’s significant oversight and discretion over the conduct of our business could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

If the PRC government deems that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may therefore materially reduce the value of our ordinary shares or cause them to become worthless.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through the VIEs in the PRC, Jiuzhou Pharmacy (including its subsidiaries and controlled entities), Jiuzhou Clinic and Jiuzhou Service, in which we have no equity ownership interest and must rely on contractual arrangements to operate the businesses of the VIEs. These contractual arrangements are not as effective in providing control over the VIEs as direct ownership. For example, the VIEs may be unwilling or unable to perform its contractual obligations under the commercial agreements. Consequently, we would not be able to conduct our operations in the manner currently planned. In addition, the VIEs may seek to renew their agreements on terms that are disadvantageous to us. Although we are able to consolidate the financial statements of the VIEs under the U.S. GAAP as a primary beneficiary for accounting purposes based on the VIE Agreements, we may not succeed in enforcing our rights under them insofar as our contractual rights and legal remedies under PRC law are inadequate. In addition, if we are unable to renew these agreements on favorable terms when these agreements expire or enter into similar agreements with other parties, our business may not be able to operate or expand, and our operating expenses may significantly increase.

Because our holding company is an exempted company incorporated in the Cayman Islands with limited liability, it is classified as a foreign enterprise under PRC laws and regulations, and our wholly foreign-owned enterprises in the PRC will be foreign-invested enterprises. We receive the economic benefits of the VIEs, are the primary beneficiary for accounting purposes, and consolidate VIEs’ financial statements through the VIE Agreements to the extent we have satisfied the conditions for consolidation of the VIEs under U.S. GAAP.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations, and each of the contracts among our wholly-owned PRC subsidiary, the consolidated VIEs and their shareholders is valid, binding and enforceable in accordance with its terms. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Thus, the PRC governmental authorities may take a view contrary to ours. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If our corporate structure and contractual arrangements are deemed by the relevant regulators that have competent authority, to be illegal, either in whole or in part, we may not effectively manage and operate the consolidated VIEs and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses that are related to the VIEs;

●	levying fines on us;

●	confiscating any of our income that they deem to be obtained through illegal operations;

●	shutting down our services that are related to the VIEs;

●	discontinuing or restricting our operations in China that are related to the VIEs;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us to change our corporate structure and contractual arrangements;

●	restricting or prohibiting our use of the proceeds from overseas offering to finance the consolidated VIE’s business and operations; and

●	taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations and the market price of our ordinary shares. In addition, we consolidate the VIEs financial statements and are their primary beneficiaries for accounting purposes to the extent we satisfy the conditions for consolidation of the VIEs under U.S. GAAP, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to the failure to operate and manage the activities of the consolidated VIEs or to receive the economic benefits, we would no longer be able to consolidate the financial results of such VIEs in our consolidated financial statements, which may cause the value of our securities to materially decline. Moreover, if the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our securities may decline in value or become worthless if we are unable to assert our contractual control rights over the assets of our PRC subsidiaries that conduct all or substantially all of our operations.

Our current corporate structure and business operations and the market price of our ordinary shares may be affected by the newly enacted Foreign Investment Law which does not explicitly classify whether VIEs that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors.

The VIE structure has been adopted by many Chinese-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. On March 15, 2019, the National People’s Congress, China’s national legislative body (the “NPC”) approved the Foreign Investment Law, which took effect on January 1, 2020. On December 26, 2019, the PRC State Council approved the Implementation Rules of the Foreign Investment Law, which came into effect on January 1, 2020. Since they are relatively new, uncertainties exist in relation to their interpretation. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for contractual arrangements being viewed as a form of foreign investment. Therefore, there can be no assurance that our operation and management over the consolidated VIE through contractual arrangements will not be deemed as foreign investment in the future.

According to the Foreign Investment Law, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Negative List. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. Pursuant to the Negative List, the Company’s  four business segments ( (1) retail drugstores, (2) online pharmacy, (3) wholesale of products similar to those that the Company carries in its pharmacies, and (4) farming and selling herbs used for traditional Chinese medicine) do not fall within the “prohibited” category. However, since the Negative List has been adjusted and updated almost on an annual basis in the recent years, we cannot assure you that the aforementioned business segments will continuously be beyond the “prohibited” category. If our control over the consolidated VIEs through contractual arrangements are deemed as foreign investment in the future, and any business of the consolidated VIEs is “restricted” or “prohibited” from foreign investment under the “Negative List” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to receive economic benefits from the consolidated VIE may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation and the market price of our ordinary shares.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations and the market price of our ordinary shares.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Compliance with China’s new Data Security Law, Measures on Cybersecurity Review, Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

China has implemented or will implement rules and is considering a number of additional proposals relating to data protection. China’s new Data Security Law took effect in September 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government.

Additionally, China’s Cyber Security Law requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cyber Security Law provides that China adopt a multi-level protection scheme (MLPS), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to a series of national standards on the grading and implementation of the classified protection of cyber security. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

Recently, the Cyberspace Administration of China has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On July 10, 2021, the Cyberspace Administration of China published a revised draft of the Measures on Cybersecurity Review, expanding the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

It is unclear at the present time how widespread the cybersecurity review requirement and the enforcement action will be and what effect they will have on our business. China’s regulators may impose penalties for non-compliance ranging from fines or suspension of operations, and this could lead to us delisting from the U.S. stock market.

Also, the Personal Information Protection Law released by the National People’s Congress became effective on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the draft contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year and may also be ordered to suspend any related activity by competent authorities.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market.

The approval of the China Securities Regulatory Commission (“CSRC”) may be required in connection with this offering under series of PRC regulations adopted or to be adopted, and, if required, we cannot assure you that we will be able to obtain such approval.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. As advised by our PRC Counsel, we are not among the “operator of critical information infrastructure” or “data processor” as mentioned above. Based on the above and our understanding of the Chinese laws and regulations currently in effect as of the date of this prospectus, we are not required to submit an application to the CSRC or the CAC for the approval of this offering and the listing and trading of our securities on the Nasdaq. However, the revised draft of the Measures for Cybersecurity Review is in the process of being formulated and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any permissions or specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their permissions or approvals for this offering and any follow-on offering, we may be unable to obtain such permissions or approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. For instance, in the event that the CSRC approval or any regulatory approval is required for this offering, or if the CSRC or any other PRC government authorities promulgates any new laws, rules or regulations or any interpretation or implements rules before our listing that would require us to obtain the CSRC or any other governmental approval for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the securities that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the securities we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete this offering or any follow-on offering of our securities or the market for and market price of our ordinary shares.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), both of which have a comment period that expires on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets.

The Draft Rules Regarding Overseas Listing stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing shall include but not limited to: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus. In addition, an issuer who issues overseas listed securities after overseas listing shall, within three working days after the completion of the issuance, submit required filing materials to the CSRC, including but not limited to: filing report and relevant commitment; and domestic legal opinion. Furthermore, according to our PRC Counsel, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

As of the date of this prospectus, the Draft Rules Regarding overseas listing have not been promulgated, and we are not required to obtain permissions or approvals from the government of China for any offering pursuant to this prospectus. The final version of the Draft Rules Regarding overseas listing is expected to be adopted in later 2022 and as advised by our PRC Counsel, the subsidiaries and/or VIEs will then be required to comply with the filing requirements or procedures set forth in the Draft Rules Regarding overseas listing and that none of the situations that would clearly prohibit overseas offering and listing applies to us assuming the final rules contain no changes comparing to the draft rules previously circulated for comments.

China is now putting more emphasis on the cybersecurity protection and is having more oversight on this matter, newly issued Cybersecurity Review Measures, may pose additional requirements to us.

On December 28, 2021, the Cyberspace Administration of China, or the “CAC”, and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures further restate and expand the applicable scope of the cybersecurity review in effect. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services and network platform operators engaging in data processing activities must be subject to the cybersecurity review if their activities affect or may affect national security. The Cybersecurity Review Measures further stipulate that network platform operators holding personal information of over one million users must apply to the Cybersecurity Review Office for a cybersecurity review before a foreign listing. Based on a set of Q&As published on the official website of the State Cipher Code Administration in connection with the issuance of the Cybersecurity Review Measures, an official of the said administration indicated that a network platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Given the recency of the issuance of the Cybersecurity Review Measures, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

To the knowledge of the management and advised by our PRC Counsel, as of the date of this prospectus, (i) the Company is not a critical information infrastructure operator that procure internet products and services or a network platform operator engaging in data processing activities; and (ii) the Company’s business does not subject to the industry that affect or may affect national security which is required to receive the cybersecurity review under the regulation. Therefore, the Company believes it is not required to pass cybersecurity review of CAC; except for such PRC regulatory approvals as required for the operation of business of the PRC subsidiary and the VIEs, on the basis that the Administration Provisions and Measures have not yet come into effect, we and the PRC subsidiaries and the VIEs, (1) are not required to obtain permissions or approvals from the PRC authorities to issue our Ordinary Shares to foreign investors, (2) are not subject to permission requirements of the CSRC, the CAC or other PRC authorities that are required to approve of our PRC subsidiary’s operations, and (3) have not received or were denied such permissions or approvals by the PRC authorities.

However, if there is significant change to current political arrangements in mainland China, or the applicable laws, regulations, or interpretations change, and that the Company or the PRC subsidiaries or VIEs are required to obtain such permissions or approvals in the future, and that the Company does not receive or maintain the approvals or is denied permissions or approvals from the PRC authorities, or inadvertently concludes that such permissions or approvals are not required, we will not be able to list our Ordinary Shares on U.S. exchange, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of our price of Ordinary Shares.

It may be difficult for U.S. regulators, such as the Department of Justice, the SEC, and other authorities, to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigations initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with regulatory authorities in the Unities States—including the SEC and the Department of Justice—may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC territory. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties you face in protecting your interests.

Our auditor is headquartered in Irvine, California, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able to inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Pursuant to the Holding Foreign Companies Accountable Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. As auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB and is not subject to the Determination. However, to the extent that our auditor’s work papers become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. We are required by the HFCAA to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for our company becomes outside of the inspection by the PCAOB or if the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, trading in our ordinary shares could be prohibited under the HFCAA, and as a result our ordinary shares could be delisted from Nasdaq. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. The PCAOB will reassess, by the end of 2022, its 2021 determinations (the “2021 Determinations”) that the positions taken by PRC authorities prevented the PCAOB from inspecting and investigating in mainland China and Hong Kong completely. If and when the PCAOB concludes that China is abiding by the Protocol and allowing the PCAOB to inspect and investigate “completely” without obstruction (as the HFCAA requires), the PCAOB can reverse its 2021 Determinations.

On May 13, 2021, the PCAOB proposed a new rule for implementing the HFCAA. Among other things, the proposed rule provides a framework for the PCAOB to use when determining, under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule would also establish the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information it will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the board of the PCAOB can modify or vacate its determinations. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. Thus the AHFCAA, if passed, would reduce the time before our securities may be prohibited from trading or delisted. Currently, our auditor is subject to inspection by PCAOB. However, if AHFCAA were enacted into law, it may pose more risks of potential delisting as well as depress the price of Company’s ordinary shares.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to the PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to the PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021, and established procedures to identify issuers and prohibit the trading of the securities of certain registrants as required by the HFCAA.

While the HFCAA is not currently applicable to the Company because the Company’s current auditors are subject to PCAOB review, if this changes in the future for any reason, the Company may be subject to the HFCAA. The implications of this regulation if the Company were to become subject to it are uncertain. Such uncertainty could cause the market price of our ordinary shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on Nasdaq earlier than would be required by the HFCAA. If our ordinary shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase the ordinary shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of the ordinary shares.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

China Jo-Jo Drugstores, Inc. is a holding company incorporated under the laws of the Cayman Islands, through its subsidiaries and the VIEs, the Company conducts substantially all of its operations in China, and substantially all of Company’s assets are located in China. In addition, all Company’s senior executive officers, namely, Lei Liu, Chief Executive Officer and Chairman of the Board of Directors; Ming Zhao, Chief Financial Officer of the Company; Li Qi, Caroline Wang, Jiangliang He, Genghua Gu, Pingfan Wu, all of whom are directors of the Company, all reside within China for a significant portion of the time and are PRC nationals. As a result, it may be difficult for Company’s shareholders to effect service of process upon Company or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. In addition, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for a shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and these persons located in China.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of mutual and practical cooperation mechanism.

We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

Fluctuations in the value of the Renminbi may have a material and adverse effect on your investment. The change in value of the Renminbi against the U.S. dollar is affected by, among other things, changes in PRC’s political and economic conditions. We receive substantially all of our revenues in RMB. Under our current structure, our income is primarily derived from payments from the VIEs. Shortages in the availability of foreign currency may restrict the ability of our subsidiaries and our PRC affiliated entities to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing Chinese foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies. The Chinese government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of such entities, their subsidiaries, or their consolidated VIEs by the PRC government to transfer cash or assets.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Commission utilizing a shelf registration process. Under this shelf registration process, we may sell from time to time up to $200,000,000.00 of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before investing in any of the securities offered.

You should rely only on the information provided in, or incorporated by reference into, this prospectus and the prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, may contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus are forward-looking statements. These forward-looking statements can be identified by words or phrases such as ‘‘may,’’ ‘‘will,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘is/are likely to’’ or other similar expressions.

The forward-looking statements included in or incorporated by reference into this prospectus and any applicable prospectus supplement are subject to known and unknown risks, uncertainties and assumptions about our businesses and business environments. These statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual results of our operations may differ materially from information contained in the forward-looking statements as a result of risk factors, some of which are described under “Risk Factors” in the documents incorporated by reference herein.

The forward-looking statements contained in or incorporated into this prospectus and any applicable prospectus supplement speak only as of the date of hereof or thereof or of such documents incorporated by reference or, if obtained from third-party studies or reports, the date of the corresponding study or report, and are expressly qualified in their entirety by the cautionary statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. You should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by the securities laws of the United States, we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for general corporate purposes, which may include additions to working capital, capital expenditures, financing of acquisitions and other business combinations, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of our share capital and certain provisions of our Second Amended and Restated Memorandum and Articles of Association. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Memorandum and Articles of Association and applicable provisions of the laws of the Cayman Islands. You are encouraged to read the relevant provisions of the Companies Act and of our Second Amended and Restated Memorandum and Articles of Association as they relate to the following summary.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Second Amended and Restated Memorandum and Articles of Association, which have been filed with and are publicly available from the SEC.

We are authorized to issue 500,000,000 ordinary shares of a par value of US$0.001 each and 10,000,000 preferred shares of a par value of US$0.001 each. Our board of directors is authorized to issue these shares in different classes and series and, with respect to each class or series of preferred shares, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the preferred shares, at such times and on such other terms as they think proper.

DESCRIPTION OF ORDINARY SHARES

As of November 22, 2022, there were 8,537,360 ordinary shares issued and outstanding. Our ordinary shares are currently traded on the NASDAQ Capital Market under the symbol “CJJD.”

General

All of our issued and outstanding ordinary shares are issued credited as fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act and our Second Amended and Restated Memorandum and Articles of Association. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or share premium account, provided that in no circumstances may we pay a dividend if this would result in us being unable to pay our debts as they fall due in the ordinary course of business.

According to the PRC Company Law and Foreign Investment Law, our PRC subsidiary, as a foreign-invested enterprise, or FIE, are required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50% of its registered capital. The reserve funds are not distributable as cash dividends.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident.

The PRC and the government of Hong Kong signed Arrangement between the Mainland China and Hong Kong for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Arrangement”) on August 21, 2006. According to the Arrangement, no more than 5% withholding tax rate applies to dividends paid by a PRC company to a Hong Kong resident, provided that the recipient is a company that holds at least 25% of the capital of the PRC company. The Notice on Issues relating to the Administration of the Dividend Provision in Tax Treaties (the “Notice 81”) was promulgated on February 20, 2009 by the State Administration of Taxation. The Notice 81 reaffirms the qualification for a dividend recipient to enjoy a tax preferential levied at 5% rate as follows: (1) the recipient of the dividend must be a corporation; (2) the recipient ’s ownership in the PRC company must meet the prescribed direct ownership thresholds at all times during the 12 consecutive months preceding the receipt of the dividends; (3) the deal or arrangement is not mainly for the purpose of obtaining the preferential tax. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

●	the names and address of each member, the number and class of shares held by each member and the amount paid or agreed to be considered as paid on such the shares of each member;

●	the date on which each person was entered on the register of members; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Following the closing of the Redomicile Merger, the register of members was updated to reflect the issue of our ordinary shares, and the shareholders recorded in the register of members are deemed to have legal title to the ordinary shares set against their name in the register of members.

Voting Rights

Each holder of ordinary shares is entitled to one vote on all matters upon which the ordinary shares are entitled to vote on a show of hands or, on a poll, each holder is entitled to have one vote for each share registered in his name on the register of members. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of our board of directors or by any one or more shareholders holding at least one-tenth of the total votes attaching to the issued and outstanding ordinary shares entitled to vote at general meetings, present in person or by proxy.

A quorum required for a general meeting of shareholders consists of one or more shareholders who hold in aggregate at least one-third of the votes attaching to the issued and outstanding ordinary shares entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Although not required by the Companies Act or our Second Amended and Restated Memorandum and Articles of Association, we expect to hold shareholders’ meetings annually and such meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate at least 30 percent in par value of our issued shares that carry the right to vote at general meetings. An extraordinary general meeting may also be called by the Chairman of the Board or the President of our company. Advance notice of at least 10 days is required for the convening of our annual general meeting and of at least 14 days for extraordinary general meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all of our shareholders, as permitted by the Companies Act and our Second Amended and Restated Memorandum and Articles of Association. A special resolution will be required for important matters such as change of name or making further changes to our Second Amended and Restated Memorandum and Articles of Association.

Transfer of Ordinary Shares

Subject to the restrictions of our Amended and Restated Articles of Association, any of our shareholders may transfer all or any of their ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with the Company, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as the Company’s board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or

●	the ordinary shares transferred are free of any lien in favor of the Company.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended and the register shall not be closed for more than 30 days in any year.

Liquidation

On a winding up of our company, if the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by its shareholders in proportion to the par value of the shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined before the issue of such shares, by our board of directors or by a special resolution of our shareholders. We may also repurchase any of our shares provided that the manner and terms of such purchase have been agreed between the board of directors and the relevant shareholder or are otherwise authorized by our Second Amended and Restated Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay our debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied either with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or its corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Changes in Capital

We may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination;

●	sub-divide our existing shares, or any of them into shares of a smaller amount that is fixed by our Second Amended and Restated Memorandum and Articles of Association; and

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to Companies Act and confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, we may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by law.

DESCRIPTION OF PREFERRED SHARES

The share capital of the Company includes 10,000,000 preferred shares of a par value of US$0.001 each, with the power for the Company, insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said share capital subject to the provisions of the Companies Act (Revised) and the Articles of Association of the Company. Our board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

As of the date of this prospectus, there are no outstanding shares of preferred shares of any series.

The material terms of any series of preferred shares that we offer, together with any material Cayman Islands or United States federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares or debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares or debt securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.”  Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the internal laws of the State of New York. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable Cayman Islands or United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture. For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

Neither indenture limits the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

●	the designation, aggregate principal amount and authorized denominations;

●	the issue price, expressed as a percentage of the aggregate principal amount;

●	the maturity date;

●	the interest rate per annum, if any;

●	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

●	any optional or mandatory sinking fund provisions or exchangeability provisions;

●	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

●	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

●	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

●	any events of default not set forth in this prospectus;

●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

●	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

●	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

●	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

●	any restrictive covenants or other material terms relating to the offered debt securities;

●	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

●	any terms with respect to subordination;

●	any listing on any securities exchange or quotation system; and

●	additional provisions, if any, related to defeasance and discharge of the offered debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. Cayman Islands or United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

●	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

●	all capitalized lease obligations;

●	all hedging obligations;

●	all obligations representing the deferred purchase price of property; and

●	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

●	subordinated debt securities; and

●	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Under the terms of the indenture, we covenant, among other things:

●	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;

●	that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

●	the ability to make certain payments, dividends, redemptions or repurchases;

●	our ability to create dividend and other payment restrictions affecting our subsidiaries;

●	our ability to make investments;

●	mergers and consolidations by us or our subsidiaries;

●	sales of assets by us;

●	our ability to enter into transactions with affiliates;

●	our ability to incur liens; and

●	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class, other than any modification to:

●	cure ambiguities, defects or inconsistencies;

●	add to the covenants, restrictions or events of default;

●	provide for a successor obligor under the relevant indenture; and

●	make any other change that does not adversely affect the rights of holder.

No modification that:

●	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

●	extends the fixed maturity of any debt securities, or reduces the principal amount thereof, or reduces the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof ;

will be effective against any holder without his, her or its consent.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 90 days;

●	default in any payment of principal or premium at maturity;

●	default in the deposit of any sinking fund payment when due;

●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 90 days after we receive notice of the default; and

●	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

●	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

●	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

●	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

DTC As Depository

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee or such other name as may be requested by an authorized representative of DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transaction sin depositaries securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Company (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Commission. More information about DTC can be found at www.dtcc.com.

Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $200,000,000.00. We have registered the securities covered by this prospectus for offer and sale by us so that those securities may be freely sold to the public by us. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	through broker-dealers (acting as agent or principal);

●	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries, the Selling Shareholders or their affiliates.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Each series of offered securities, other than the ordinary shares, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us, the Selling Shareholders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee, are estimated.

SEC registration fee		$21,820.00
FINRA fees	$	*
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total		$21,820.00*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

●	the Annual Report on Form 20-F for the fiscal year ended March 31, 2022, filed with the SEC on July 28, 2022 (“20-F for 2021”);

●	our Reports on Form 6-K filed with the SEC on April 6, 2022, April 27, 2022, May 3, 2022, May 31, 2022, July 28, 2022, August 2, 2022, August 4, 2022, October 11, 2022, and November 3, 2022;

●	the description of our ordinary shares contained in our 20-F for 2021, and any other amendment or report filed for the purpose of updating such description;

●	any Form 20-F filed with the SEC (x) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement and (y) after the date of this prospectus and prior to the termination of this offering of securities; and

●	any Report on Form 6-K submitted to the SEC (x) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (y) after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of the SEC filings incorporated by reference herein without charge by written or oral request directed to our company at Hai Wai Hai Tongxin Mansion Floor 6, Gong Shu District, Hangzhou City, People’s Republic of China 310008, Attn: Ming Zhao, Chief Financial Officer, Tel. #: +86-571-88219579.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INDEMNIFICATION

Our Second Amended and Restated Memorandum and Articles of Association provide for the indemnification of our directors and officers. Specifically, under the indemnification provisions, we will indemnify our directors and officers to the fullest extent permitted by law against liabilities that are incurred by our directors or officers while executing the duties of their respective offices. Our directors and officers, however, will not be entitled to indemnification if they incurred the liabilities through their own fraud, willful neglect or willful default.

We are an exempted company with limited liability incorporated in the Cayman Islands. As such, we are subject to and governed by the laws of the Cayman Islands with respect to the indemnification provisions. Although the Companies Act (2021 Revision) of the Cayman Islands does not specifically restrict the ability of a Cayman Islands company to indemnify its directors or officers, it does not expressly provide for such indemnification either. Certain English case law (which is likely to be persuasive in the Cayman Islands), however, indicate that indemnification is generally permissible, unless there had been fraud, willful default or reckless disregard on the part of the director or officer in question.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

LEGAL MATTERS

We are being represented by Pryor Cashman LLP with respect to legal matters of United States federal securities and New York State law. Conyers Dill & Pearman LLP will pass upon certain legal matters in connection with the securities offered to the extent governed by Cayman Islands law.

EXPERTS

The consolidated financial statements of the Company (and its predecessor) as of March 31, 2022, 2021 and 2020, and for each of the years in the three-year period ended March 31, 2022, incorporated by reference herein and in the registration statement have been so incorporated in reliance upon the report of YCM CPA, Inc. and the report of BDO China Shu Lun Pan Certified Public Accountants LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be obtained from the SEC’s website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and our company, reference is made to the registration statement.

We furnish reports and other information to the SEC. You may read and copy any document we furnish at the SEC’s public reference facilities and the website of the SEC referred to above.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers, namely, Lei Liu, Chief Executive Officer and Chairman of the Board of Directors; Ming Zhao, Chief Financial Officer of the Company; Li Qi, Caroline Wang, Jiangliang He, Genghua Gu, Pingfan Wu, all of whom are directors of the Company, are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our company or these persons, or to bring an action against our company or against these persons in the United States, in the event that you believe that your rights have been infringed under the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against our company and its officers and directors. We have appointed Pryor Cashman LLP as our agent to receive service of process in the United States.

Conyers Dill & Pearman LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against our company or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against our company or its directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, € is not inconsistent with a Cayman Islands judgement of the same matter, (f) is not impeachable on grounds of fraud, and (g) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

It is our understanding that the PRC does not have treaties with the United States and many other countries providing for the reciprocal recognition and enforcement of judgments of courts and that there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of United States courts against our company or the directors or officers of our company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Additionally, it is our understanding that it may be difficult for you to bring an original action against us or against our directors and officers who are nationals or residents of countries other than the United States in a PRC court in the event that you believe that your rights have been infringed under the U.S. federal securities laws, PRC laws, Cayman Islands laws or otherwise because we are incorporated under the laws of the Cayman Islands and it may be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to the PRC as required by the PRC Civil Procedures Law in order for a PRC court to have jurisdiction.

CHINA JO-JO DRUGSTORES, INC.

$200,000,000.00

Ordinary Shares

 Preferred Shares

 Warrants

 Subscription Rights

 Debt Securities

 Units

PROSPECTUS

December 19, 2022

CHINA JO-JO DRUGSTORES, INC.

1,750,000 Shares of Ordinary Shares

Warrants to Purchase up to 5,250,000 Ordinary Shares

5,250,000 Ordinary Shares issuable upon the Exercise of the Warrants

PROSPECTUS SUPPLEMENT

January 20, 2023